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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 31, 1997

                  Falcon Classic Cable Income Properties, L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          California                      000-18266              95-4200409
(STATE OR OTHER JURISDICTION             (COMMISSION           (IRS EMPLOYER
       OF INCORPORATION)                 FILE NUMBER)        IDENTIFICATION NO.)

10900 Wilshire Blvd., 15th Floor, Los Angeles, California           90024
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)



       Registrant's telephone number, including area code: (310) 824-9990

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ITEM 5.  OTHER EVENTS.

        As previously reported in a Form 8-K dated June 30, 1997, pursuant to the Partnership Agreement, on June 27, 1997, Falcon Classic Cable Income Properties, L.P. (the "Registrant") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with three affiliates of the Registrant's general partner to sell substantially all of the Registrant's assets for $82,000,000 in cash. The purchase price represented the median appraised value of the assets.

        As previously reported in a Form 8-K dated October 2, 1997, on or about September 2, 1997, Paul J. Isaac, a Unitholder of the Registrant, purporting to act on behalf of himself and other similarly situated Unitholders, filed a putative class action suit in Los Angeles County Superior Court against the Registrant, its general partner and certain of its directors and officers alleging "Breach of Fiduciary Duty, Breach of Contract, [and] Breach of the Implied Covenant of Good Faith and Fair Dealing" in connection with the pending sale of the Registrant's assets pursuant to the terms of the Asset Purchase Agreement (the "Lawsuit"). The Lawsuit is entitled Paul J. Isaac et al. v. Falcon Classic Cable Income Properties, L.P., Falcon Classic Cable Investors, L.P., Falcon Holding Group, L.P., Marc B. Nathanson, Frank J. Intiso, and Does 1-100, inclusive., Case No. BC177205, and is currently pending in Los Angeles County Superior Court.

        The Registrant has maintained and continues to maintain that the Lawsuit lacks merit, and that the defendants, and each of them, are without fault, wrongdoing, or liability in relation to the acts and conduct alleged in the Lawsuit.

        Effective as of December 31, 1997, the parties reached an agreement (the "Settlement Agreement") resolving and settling the Lawsuit.

        Subject to various conditions, including Court approval and sufficient Unitholder participation, of which there can be no assurance, and subject to various deductions, including Class Counsel's court approved attorneys' fees and expenses and the cost of notification and administration, and in exchange for a complete dismissal of the Lawsuit with prejudice and releases, and without admitting or conceding any liability or wrongdoing whatsoever, the defendants have agreed to establish a settlement fund in the amount of $1,250,000 (the "Principal") plus simple interest accruing thereon, at the rate of 10% per annum, beginning January 1, 1998 and terminating upon payment of the Principal into the settlement fund, payable to members of the settlement class, defined as Unitholders as of June 30, 1997, the date of the Registrant's announcement of the pending sale of the Registrant's assets. The defendants have also agreed to pay to the Unitholders, in addition to the purchase price specified in the Asset Purchase Agreement, interest on the net purchase price at the rate of 10% per annum for the period beginning January 1, 1998 and terminating upon payment of the purchase price. In addition, the defendants have agreed, subject to the terms and conditions of the Asset Purchase Agreement, to cause the completion of the acquisition of the four cable systems owned by the Registrant for which Local Authority Consents (as that term is defined in the Asset Purchase Agreement) have


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been obtained, regardless of whether Local Authority Consents are obtained for the transfer of the Somerset, Kentucky cable system ("Somerset"). The Registrant's inability to secure Local Authority Consent for Somerset could have afforded a basis for terminating the entire transaction. Defendants also have agreed, subject to the terms and conditions of the Asset Purchase Agreement, to cause the completion of the acquisition of Somerset if Local Authority Consents for that transfer are procured, and to extend the time for receiving such consents.

        The foregoing is a summary of the terms of the Settlement Agreement and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached hereto as Exhibit 5.1 and is incorporated herein by this reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

          (i)    Exhibits

        Exhibit No.          Description
        -----------          -----------
            5.1              Stipulation of Settlement, dated as of December 31, 1997

                                     * * * *

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Falcon Classic Cable Income Properties, L.P.

                                        By: Falcon Classic Cable Investors, L.P.
                                               General Partner

                                        By:  Falcon Holding Group, L.P.
                                               General Partner

                                        By:  Falcon Holding Group, Inc.
                                               General Partner

                                        By:      /s/ Michael K. Menerey
                                               ---------------------------------
                                               Michael K. Menerey
                                               Chief Financial Officer


Date:  January 12, 1998


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
                                                                    Sequentially
                                                                      Numbered
Exhibit                        Description                              Page
-------                        -----------                          ------------
  5.1                         Stipulation of                              5
                            Settlement dated
                            December 31, 1997


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